MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)
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
In thousands, except               Sept. 30, June 30,  Sept. 30,
   dollar amounts                    1998      1998      1997
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OPERATING STATISTICS- DOMESTIC CABLE
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MediaOne Domestic Cable
  Homes Passed                        8,438     8,420     8,296
  Basic Subscribers                   4,926     4,926     4,861
  Subscriber Growth (Y/Y)               1.3%      1.5%      1.8%
  Basic Penetration                    58.4%     58.5%     58.6%

For the Quarter Ended:
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  Core Cable Monthly
   Revenue per Subscriber         $   40.68 $   40.41 $   37.40
  Total Monthly Revenue
   per Subscriber                 $   41.57 $   41.15 $   37.77

  Core Cable EBITDA
   Margin                              43.8%     46.2%     45.4%
  Total EBITDA Margin                  37.9%     39.7%     40.6%

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High Speed Data
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Time Warner Entertainment (2)
  Subscribers                            73        56        13

MediaOne
  Subscribers                            55        41        13
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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
(2) MediaOne Group has 50% management control of TWE domestic broadband business and a 25.51% equity ownership.

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